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                                                                       EXHIBIT 3


         CERTIFICATE TO INCREASE AUTHORIZED AND OUTSTANDING COMMON STOCK

                                 OF CYMER, INC.

                             PURSUANT TO NRS 78.207

        The undersigned Dr. Robert P. Akins and William A. Angus, III certify that:

        1. Dr. Akins is President and Chief Executive Officer, and Mr. Angus is Senior Vice President, Chief Financial Officer and Secretary, of CYMER, INC. a Nevada corporation (the "Company").

        2. This certificate (the "Certificate") has been prepared and is being filed with the Secretary of State of Nevada in accordance with and pursuant to
Section 78.207 of the Nevada Revised Statutes ("NRS") in order to effectuate a 2-for-1 increase in the authorized Common Stock, par value $.001, of the Company and a corresponding 2-for-1 increase in the number of issued and outstanding shares of Common Stock (such simultaneous increase in authorized and outstanding shares herein the "Stock Split").

        3. This Certificate, and thus the Stock Split, shall be effective at 5:00 pm, Pacific Time, on August 21, 1997 (the "Effective Time").

        4. Prior to the Stock Split, the number of authorized shares of Common Stock of the Company, $.001 par value, under the Second Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") was 25,000,000 shares, and the number of authorized shares of Preferred Stock of the Company, $.001 par value, was 5,000,000 shares.

        5. Upon and after the Stock Split, the number of authorized shares of Common Stock of the Company under the Articles of Incorporation shall be 50,000,000 shares, and each such share shall have a par value of $.001. The Stock Split shall effect no change in the Preferred Stock, and therefore upon and after the Stock Split the number of authorized shares of Preferred Stock of the Company shall continue to be 5,000,000 shares and the par value of each such share shall continue to be $.001.

        6. Upon and as a result of the Stock Split, each issued and outstanding share of Common Stock, $.001 par value, held by each stockholder of record at the Effective Time shall be split up and converted into two (2) shares of Common Stock, each having a par value of $.001.

        7. No fractional shares shall result from the Stock Split.


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        8. Pursuant to NRS 78.207, no approval of the stockholders was required to effect the Stock Split.

        9. The Stock Split and this Certificate have been duly approved by the Board of Directors of the Company.


        THE UNDERSIGNED do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and that the undersigned have been duly authorized by the Company to execute and deliver this Certificate.

        Executed at San Diego, California on August 15, 1997.


                                            /s/ DR. ROBERT P. AKINS
                                            ----------------------------------
                                            Dr. Robert P. Akins, President
                                              and Chief Executive Officer


STATE OF CALIFORNIA                 )
                                    )
County of San Diego                 )


        On this 15th day of August 1997, before me, L. Zagozewski, a Notary Public, State of California, duly commissioned and sworn, personally appeared Dr. Robert P. Akins, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the San Diego County of California on the date set forth above on this certificate.

                                    /s/ L. ZAGOZEWSKI
                                    ----------------------------------------
                                    Notary Public, State of California

                                    My commission expires 7/18/2000
                                                          ------------------


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                                            /s/ WILLIAM A. ANGUS, III
                                            ----------------------------------
                                            William A. Angus, III, Senior Vice
                                              President, Chief Financial Officer
                                              and Secretary

STATE OF CALIFORNIA                 )
                                    )
County of San Diego                 )


        On this 15th day of August 1997, before me, L. Zagozewski, a Notary Public, State of California, duly commissioned and sworn, personally appeared William A. Angus, III, personally known to me to be the person whose name is subscribed to this instrument, and acknowledged that he executed it.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the San Diego County of California on the date set forth above on this certificate.

                                  /s/ L. ZAGOZEWSKI
                                  ----------------------------------------
                                  Notary Public, State of California

                                  My commission expires 7/18/2000
                                                        ------------------


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